UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2026

Phoenix Energy One, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-42868	83-4526672
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18575 Jamboree Road, Suite 830
Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 416-5037

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Cumulative Redeemable Preferred Shares	PHXE.P	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on August 12, 2024, Phoenix Energy One, LLC (the “Company”) entered into that certain Amended and Restated Senior Secured Credit Agreement with Phoenix Operating LLC, as borrower (“Phoenix Operating”), each of the lenders from time to time party thereto, and Fortress Credit Corp. (“Fortress”), as administrative agent for the lenders (as amended or supplemented from time to time, the “Credit Agreement”). Terms used herein but not defined herein shall have the meaning given to such terms in the Credit Agreement.

On February 12, 2026 (the “Amendment No. 8 Effective Date”), the Company, Phoenix Operating, the Guarantors party thereto, the Specified Additional Guarantor, the Lenders party thereto, and Fortress entered into that certain Amendment No. 8 to Amended and Restated Senior Secured Credit Agreement (“Amendment No. 8”). Amendment No. 8, among other things, established $75 million in Amendment No. 7 Discretionary Delayed Draw Term Loan Commitments, all of which were drawn as of the Amendment No. 8 Effective Date, and thereby reduced the aggregate principal amount available on a discretionary basis from $300 million to $225 million from time to time during the Amendment No. 7 Delayed Draw Term Loan Availability Period, subject to and upon the satisfaction of certain conditions precedent set forth in the Credit Agreement. The Amendment No. 7 Discretionary Delayed Draw Term Loan Commitments are subject to original issue discount of 3.00%.

Amendment No. 8 also amended, or provided limited waivers of compliance with, certain covenants contained in the Credit Agreement. In particular, Amendment No. 8 provided a waiver of the covenant requiring the Company to maintain a Total Secured Leverage Ratio as of December 31, 2025 to be greater than 2.00 to 1.00, the requirement to not let the Current Ratio during the period from November 30, 2025 through and including January 31, 2026 to be less than .80 to 1.00, and the requirement as of December 31, 2025 for the Asset Coverage Ratio to be less than 1.70 to 1.00.

The Company and Phoenix Operating will use the proceeds of the Amendment No. 7 Discretionary Delayed Draw Term Loan Commitments to finance the development of their oil and gas properties in accordance with the approved plan of development as provided in the Credit Agreement.

The foregoing description of Amendment No. 8 is a summary and is qualified in its entirety by reference to Amendment No. 8, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Amendment No. 8 to Amended and Restated Senior Secured Credit Agreement, by and among Phoenix Energy One, LLC, Phoenix Operating LLC, each of the lenders from time to time party thereto, and Fortress Credit Corp., dated as of February 12, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2026
PHOENIX ENERGY ONE, LLC

	By:	/s/ Curtis Allen
Curtis Allen
Chief Financial Officer